UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

(Former Name or Former Address, if Changed Since Last Report)

N/A
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 21, 2022, the Board of Directors (the “Board of Directors”) of ThermoGenesis Holdings, Inc. (the “Company”) elected Vivian Liu as a new director. Ms. Liu’s appointment will occupy the director seat vacancy created by Ms. Donaghy’s resignation earlier this month.  In addition to her election as a director, Ms. Liu was also appointed the Audit Committee Chairperson of the Board of Directors (the “Audit Committee”).

There are no arrangements or understandings between Ms. Liu and any other person pursuant to which she was selected as a director of the Company, nor are there any transactions in which Ms. Liu has an interest that would be reportable under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Liu will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s proxy statements filed with the Securities and Exchange Commission. Ms. Liu will receive pro-rated annual cash fees and retainers of $35,000 for her service on the Board of Directors and $15,000 for her service as the chairperson of the Audit Committee, in each case payable quarterly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)
Dated: June 23, 2022	/s/ Jeffery Cauble
Jeffery Cauble, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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